UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 0-8419

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:

 (408) 468-6722

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders.

Signatures

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Item 5.07.               Submission of Matters to a Vote of Security Holders.

On May 10, 2012, the Company held its Annual Meeting of Stockholders.

1.	Mr. Per Bystedt and Mr. Thomas Eriksson are reelected to the Board of Directors for a three year term.

2.	The advisory vote related to executive compensation is ratified.

3.	The advisory vote to determine stockholder preferences on how often the Say-on-Pay vote should occur is every year.

4.	The appointment of KMJ Corbin & Company to serve as the Company’s independent auditors for the year ended December 31, 2012 is ratified.

5.	The proposal to amend the Company’s Certificate of Incorporation to decrease the Company’s authorized stock is ratified.

The results of the vote were as follows:

Election of Directors	Votes For	Withheld	Broker Non-Votes
Elect Mr. Per Bystedt to three year term to Board of Directors	13,371,640	2,161,827	8,056,826

Election of Directors	Votes For	Votes Against	Broker Non-Votes
Elect Mr. Thomas Eriksson to three year term to Board of Directors	13,371,638	2,161,829	8,056,826

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hold an advisory vote on executive compensation (the “Say-on-Pay” vote)	15,266,382	82,118	184,569	8,056,826

Proposal	1 year	2 years	3 years	Abstentions
Hold an advisory vote to determine stockholder preferences on whether future Say-on-Pay votes should occur every one, two or three years (“Say-on-Frequency” vote)	15,486,196	17,605	28,213	1,205

Proposal	Votes For	Votes Against	Abstentions
Ratification of Appointment of KMJ Corbin and Company	23,471,537	70,590	49,628

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratify the filing of the Certificate of Correction with the Delaware Secretary of State effectively reducing the amount of authorized shares of the Company from 848,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock to 70,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock	15,501,106	16,102	16,724	8,056,826

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ David W. Brunton
Name:	David W. Brunton
Title :	Chief Financial Officer

 Date:           May 15, 2012

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